Exhibit 10.1

FORM OF SUBSCRIPTION AGREEMENT

To:	Raphael Pharmaceutical Inc. (the “Corporation” or the “Issuer”) Address: Las Vegas, Nevada, USA

The undersigned (the “Subscriber”) hereby acknowledges that the Corporation is proceeding with a private placement of units (each, a “Unit”), with each Unit consisting of one common stock share par value $0.01of the Corporation (a “Share”). The Subscriber hereby tenders to the Corporation this subscription offer which, upon acceptance by the Corporation, will constitute an agreement of the Subscriber to subscribe for, take up, purchase and pay for and, on the part of the Corporation, to issue and sell to the Subscriber the number of Units set out below on the terms and subject to the conditions set out in this Agreement.

Number of Units:	______________
Total Purchase Price ___$ per Unit: Number of Warrants: Price per Warrant: $	$ _____________
Last Execution Date:

DATED this day______ of ________, 2025.

U.S. Domestic Purchaser: ______

Non-U.S. Purchaser: ______

(Name of Subscriber - please print)	(Subscriber’s Address)

By:
(Official Capacity or Title - please print)

(Telephone Number)

Authorized Signature	(Facsimile Number)

(Please print name of individual whose signature	(E-mail Address)
Appears above if different than the name of the
Subscriber printed above).

If Registration or delivery instructions are different from the address listed above, please advise the Issuer at the time of subscription.

This subscription is accepted by the Corporation this ____ day of, 2025.

Raphael Pharmaceutical Inc

Per:

Shlomo Pilo, CEO

1.	Interpretation

1.1. In this Agreement, unless the context otherwise requires:

“1933 Act” means the United States Securities Act of 1933, as amended;

“Accredited Investor” has the meaning set forth in Appendix I hereto;

“Closing” means the day on which the transaction hereof is consummated pursuant to the terms of Section 5 below;

“Commission” means the United States Securities and Exchange Commission;

“Exemption” means the exemptions from the prospectus requirements of the 1933 Act;

“Parties” or “Party” means the Subscriber, the Corporation or both, as the context requires;

“Private Placement” means the offering of the Units by the Issuer;

“Price Per Share” means the price per Share paid by the Subscriber at the time of the Closing;

“Purchased Shares” means the total number of Share purchased by the Subscriber under this Agreement.

“Regulation S” means Regulation S promulgated under the 1933 Act;

“Regulatory Authorities” means the Commission and the securities regulatory authorities in an international jurisdiction;

“Shares” means shares of common stock par value $0.00001 each of the Corporation;

“Subscriber” has the meaning ascribed to it on the cover page;

“Subscriber’s Units” means those Units which the Subscriber has agreed to purchase under this Agreement;

“Subscription Proceeds” means the total gross proceeds from the sale of Units under the Private Placement;

“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

“U.S. Person” has the meaning ascribed to it in Regulation S. Without limiting the foregoing, but for greater clarity in this Agreement, a U.S. Person includes, subject to the exclusions set forth in Regulation S, (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate or trust of which any executor, administrator or trustee is a U.S. Person, (iv) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States, and (v) any partnership or corporation organized or incorporated under the laws of any non-U.S. jurisdiction which is formed by a U.S. Person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by Accredited Investors who are not natural persons, estates or trusts.

1.2 This Agreement is to be read with all changes in gender or number as required by the context.

1.3 The headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.

1.4 Unless otherwise indicated, all dollar amounts referred to in this Agreement are in lawful currency of the United States of America.

1.5 This Agreement is governed by, subject to and interpreted in accordance with the laws prevailing in New York. The competent courts in New York, New York shall have sole and exclusive jurisdiction on and dispute arising out or in connection with this Agreement.

2.	representations, WARRANTIES, covenants and acknowledgements of the subscriber

2.1 The Subscriber acknowledges, represents, warrants and covenants to and with the Corporation that, as at the date given above and at the Closing:

(a)	no prospectus has been filed by the Corporation with any of the Commissions in connection with the issuance of the Units, such issuance is exempted from the prospectus requirements of the 1933 Act and that:

(i)	the Subscriber is restricted from using most of the civil remedies available under the 1933 Act;

(ii)	the Subscriber may not receive information that would otherwise be required to be provided to it under the 1933 Act; and

(iii)	the Corporation is relieved from certain obligations that would otherwise apply under the 1933 Act;

(b)	the Subscriber certifies that it is resident in the jurisdiction(s) set out on the first page of this Agreement;

(c)	the Subscriber is purchasing the Subscriber’s Units as principal for its own account and not for the benefit of any other person, and is purchasing the Subscriber’s Units for investment only and not with a view to the resale or distribution of all or any of the Subscriber’s Units;

(d)	the Subscriber acknowledges that:

(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Units;

(ii)	there is no government or other insurance covering the Units;

(iii)	there are risks associated with the purchase of the Units;

(iv)	without derogating from the Corporation’s obligations herein, there are restrictions on the Subscriber’s ability to resell the Units and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Units; and

(v)	the Corporation has advised the Subscriber that the Corporation is relying on an exemption from the rules and regulations requiring it to provide the Subscriber with a prospectus and to sell securities through a person registered to sell securities under the 1933 Act and, as a consequence of acquiring Units pursuant to an Exemption, certain protections, rights and remedies provided by the 1933 Act, including statutory rights of rescission or damages, will not be available to the Subscriber;

(e)	at the time the Subscriber was offered the Units, it was, and as of the date hereof it is, a “non-US person” as defined in Regulation S (“Regulation S”) as promulgated under the 1933 Act and/or an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the 1933 Act. If the Subscriber is an Accredited Investor, by virtue of the fact that the Subscriber falls within one or more of the sub-paragraphs of the definition of Accredited Investor set out in Appendix I, and the Subscriber has checked the sub-paragraph(s) applicable to the Subscriber;

(f)	each Subscriber indicating that such Subscriber is an Accredited Investor on its signature page to this Agreement, severally and not jointly, shall complete the Accredited Investor Questionnaire set forth on Appendix I;

(g)	each Subscriber indicating that it is not a U.S. Person on its signature page to this Agreement, severally and not jointly, further makes the representations and warranties to the Corporation set forth on Appendix II;

(h)	no person has made to the Subscriber any written or oral representations:

(i)	that any person will resell or repurchase any of the Units;

(ii)	that any person will refund the purchase price of any of the Units; or

(iii)	as to the future price or value of any of the Units;

(i)	the Subscriber will not become a “control person” by virtue of the purchase of the Subscriber’s Shares, and does not intend to act in concert with any other person to form a control group of the Issuer;

(j)	the Subscriber has no knowledge of a “material fact” or “material change” in the affairs of the Corporation that has not been generally disclosed to the public, save knowledge disclosed to it in connection with this particular transaction;

(k)	the offer made by this subscription is irrevocable by the Subscriber and requires acceptance by the Corporation;

(l)	the acceptance of this subscription offer will be conditional upon the sale of the Subscriber’s Units to the Subscriber being exempt from the prospectus and registration requirements under applicable relevant securities legislation;

(m)	the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if an individual is of full age of majority, and if the Subscriber is a corporation it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation, and all necessary approvals by its directors, shareholders and others have been given to authorize the execution of this Agreement on behalf of the Subscriber;

(n)	the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the incorporation documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which it is or may be bound;

(o)	this Agreement has been duly executed and delivered by the Subscriber and constitutes a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber;

(p)	the Subscriber has been advised to consult its own legal advisors with respect to the applicable hold periods imposed in respect of the Shares by applicable securities legislation and regulatory policies and confirms that no representations by the Corporation have been made respecting the hold periods applicable to the Units;

(q)	without derogating from the Corporation’s obligations herein, the Subscriber is aware of the risks and other characteristics of the Units and of the fact that the Subscriber may not be able to resell the Units purchased by it except in accordance with the applicable securities legislation and regulatory policies and that the Units may be subject to resale restrictions and may bear a legend to this effect;

(r)	if required by applicable securities legislation, policy or order or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue of the Corporation as may be required;

(s)	the Subscriber has not purchased the Units as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communication published in any newspaper, magazine or similar media or broadcast over radio, television or internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(t)	the Subscriber has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and is able to bear the economic risk of loss of its investment;

(u)	the Subscriber agrees that the Corporation may be required by law or otherwise to disclose to regulatory authorities the identity of the Subscriber and, if applicable, the beneficial purchaser for whom the Subscriber may be acting;

(v)	the Subscriber agrees that the above representations, warranties, covenants and acknowledgements in this subsection will be true and correct both as of the execution of this subscription and as of the day of Closing; and

(w)	the Subscriber has: (i) reviewed all of the Corporation's filings under the 1934 Act; and (ii) been given the chance to ask questions of the Corporation's officers and directors; and (iii) received answers to all questions asked.

2.2 The foregoing representations, warranties, covenants and acknowledgements are made by the Subscriber with the intent that they be relied upon by the Corporation in determining its suitability as a purchaser of Shares, and the Subscriber hereby agrees to indemnify the Corporation against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur as a result of reliance thereon. The Subscriber undertakes to notify the Corporation immediately of any change in any representation, warranty or other information relating to the Subscriber set forth herein which takes place prior to the Closing.

3.	representations, warranties AND COVENANTS of the CORPORATION

3.1 The Corporation represents, warrants and covenants that, as of the date given above and at the Closing:

(a)	the Corporation is a valid and subsisting corporation incorporated under the laws of the State of Nevada;

(b)	the Corporation is, where required, duly registered and licensed to carry on business in the jurisdictions in which it carries on business or owns property where required under the laws of that jurisdiction, except where in failure to so register will not have a material adverse effect on the Corporation;

(c)	the Corporation has sufficient non-issued shares in its authorized share capital to issue the Units, and upon their issuance the Shares comprising the Units will be duly and validly issued as fully paid and non-assessable;

(d)	The Ordinary Shares are owned and held beneficially are as set forth in Exhibit 3.1(d) hereto. The shareholders detailed in Exhibit 3.1(d) (the “Existing Shareholders”) are the registered and beneficial owners of all of the issued and outstanding share capital of the Corporation on a fully diluted basis and none of the Existing Shareholders owns any other shares, options or other rights to subscribe for, purchase or acquire any share capital of the Corporation or holds any rights of rescission with the shares issued to them by the Corporation which are not specified in Exhibit 3.1(d). The Corporation represents that all his shares are free and clear of all liens, claims, charges, encumbrances, restrictions, rights, options to purchase, proxies, voting trust and other voting agreements, calls or commitments of any kind. The Purchased Shares, when issued and allotted will be duly authorized, validly issued, fully paid, non-assessable, and free of any pre-emptive rights or any other third party right, and will have the rights, preferences, privileges, and restrictions set forth in the Company’s Bylaws, as in effect at the issuance date, and will be free and clear of any lien, pledge or any other security interest.

(e)	Financial Statements.

Attached as Schedule 3.1(e)1 is a copy of the Corporation audited financial statements as of and for the period ended December 31, 2021, and a copy of the Corporation unaudited financial statements for the period ended March 31, 2022 (together referred to as the “Financial Statements”). The Financial Statements are true and correct in all material respects, are in accordance with the books and records of the Corporation and have been prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied, and fairly and accurately present in all material respects the financial position of the Corporation as of such dates and the results of its operations for the periods then ended.

except as set forth in Schedule 3.1(e)2, the Corporation is not a guarantor of any debt or obligation of another, nor has the Corporation given any indemnification, loan, security or otherwise agreed to become directly or contingently liable for any obligation of any person, and no person has given any guarantee of, or security for, any obligation of the Corporation.

Since December 31, 2021, except as set forth in Schedule 3.1(e)3 and as contemplated by this Agreement and its Exhibits, there has not been:

1) any change or event that has had or may be reasonably expected to have a material adverse effect on the assets, liabilities, financial condition, operating results or business of the Corporation from that reflected in the Financial Statements;

2) any damage, destruction or loss, whether or not covered by insurance, adversely affecting the Condition of the Corporation;

3) any waiver by the Corporation of a valuable right or of a material debt owed to it;

4) any satisfaction or discharge of any lien or payment of any obligation by the Corporation, except in the ordinary course of business and that is not, individually or in the aggregate, materially adverse to the assets, liabilities, financial condition, operating results or business of the Corporation as currently conducted and as currently proposed to be conducted (collectively, the “Condition of the Corporation”);

5) any material change or amendment to a material contract or arrangement by which the Corporation or any of its assets or properties is bound or subject;

6) any material change in any compensation arrangement or agreement with any employee of the Corporation or any change in any arrangement or agreement with the Founder;

7) any loans made by the Corporation to its employees, officers, or directors other than travel advances made in the ordinary course of business;

8) any sale, transfer or lease of (except in the ordinary course of business) or mortgage or pledge or imposition of lien on, any of the Corporation assets;

9) any change in the accounting methods or accounting principles or practices employed by the Corporation; or

10) any other event or condition of any character that by itself or in conjunction with other events or conditions would materially and adversely affect the Condition of the Corporation.

(f)	key persons. Schedule 3.1(f) list of the key persons of the Corporation as of the date hereof.

(g)	Litigation. Except as detailed in Schedule 3.1(g), there is no action, suit, proceeding, governmental inquiry or investigation pending or, to the Corporation’s knowledge, currently threatened against the Corporation or any director, officer, shareholder or employee that questions the validity of this Agreement, or the right of the Corporation to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes to the assets, condition (financial or otherwise) or operations of the Corporation, or any change in the current equity ownership of the Corporation, nor is the Corporation or the Founder aware that there is any basis for the foregoing.

The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened involving the prior employment of any of the Corporation’s employees, their use in connection with the Corporation’s business of any information or techniques allegedly proprietary to any of their former employers or any academic institute, or any third party or their obligations under any agreements with prior employers or any third party.

The Corporation or, to the Corporation’s knowledge, any officer, shareholder or key persons is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

There is no action, suit, proceeding or investigation initiated by the Corporation or, to the Corporation’s knowledge, any officer, shareholder or key persons (in their capacity as such) currently pending or that the Corporation (or, to the Corporation’s knowledge, any officer, shareholder or key persons) intends to initiate.

(h)	Intellectual Property; Conduct of Business.

“Intellectual Property” means any and all worldwide industrial and intellectual property rights and all rights associated therewith, including, without limitation, patent rights and applications therefor, trademark rights, service mark rights, trade name rights, copyright rights, trade secrets, proprietary rights and processes, all inventions (whether patentable or not), invention disclosures, improvements, proprietary information, know how, technology, technical data, proprietary processes and formulae, works of authorship, algorithms, specifications, engineering, market analysis, all industrial designs and any registrations and applications therefor, Internet domain names, Internet and World Wide Web URLs or addresses, all computer software, including all source code, object code, firmware, development tools, files, records and data, all schematics, netlists, test methodologies, test vectors, emulation and simulation tools and reports, hardware development tools, and all rights in prototypes and other devices, all databases and data collections and all rights therein, all moral and economic rights of authors and inventors, however denominated, research records and any similar or equivalent rights to any of the foregoing, and all tangible embodiments of the foregoing.

1) The Corporation has sufficient title and ownership or sufficient rights to the use of all Intellectual Property and processes necessary for its business as currently conducted and as currently proposed to be conducted; the Corporation is not aware that any Intellectual Property owned by the Corporation, conflicts with, or infringes upon, the rights of others.

2) The Corporation has not granted any options or licenses, or entered any agreements of any kind relating to the Corporation’s Intellectual Property, nor is the Corporation bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other person or entity.

3) The Corporation has not received any communications alleging that the Corporation have violated or, by conducting its business as proposed, would violate any of the Intellectual Property (including, without limitation, patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights) of any other person or entity and the Corporation is not aware that a reasonable basis exists for any such allegations or threats by any person.

4) The Corporation has not received any communications alleging that the Corporation have violated or, by conducting its business as proposed, would violate any of the Intellectual Property (including, without limitation, patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights) of any other person or entity and the Corporation is not aware that a reasonable basis exists for any such allegations or threats by any person.

(i)	Business Plan; Budget. The Corporation's business plan that includes the budget attached hereto as Schedule 3.1(i) (the “Plan”) has been prepared in good faith by the Corporation; and the Corporation is not aware of any untrue statement of a material fact therein, nor does it omit to state a material fact necessary to make the statements made therein not misleading, except that with respect to assumptions, projections and expressions of opinion or predictions contained in the Plan, the Corporation represents only that such assumptions, projections and expressions were made in good faith and that the Corporation believes there is a reasonable basis therefore, provided however that no assurance can be given that the assumptions are correct and/or that any of the forecast projections, expectations or transactions contemplated therein will be attained.

(j)	Research status. The Research status is as described at Schedule 3.1(j).

(k)	Agreements; No Defaults. Exhibit 3.1(k) contains a list of all material agreements, contracts, leases, licenses, instruments and commitments, both written and oral, to which the Corporation is a party or by which it is bound (in this Section, the "Agreements"). Each Agreement is in full force and effect, and is valid and enforceable against the Corporation and against the other parties thereto, in accordance with its terms; the Corporation, and to the Corporation’s best knowledge, each of the other parties to each of the Agreements is, and at all times has been, in material compliance with the terms and requirements of such Agreements; to the Corporation's best knowledge no event has occurred or circumstance exists that (with or without notice or lapse of time) contravenes, conflicts with, or results in a violation or breach of, or give the Corporation or any other person or entity the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Agreement; and the Corporation has not given to or received from any other person or entity, any notice or other communication regarding any actual, or alleged violation or breach of, or default under, any Agreement.

(l)	the Corporation has complied and will comply fully with the requirements of all applicable corporate and securities laws and administrative policies and directions in relation to the issue of its securities and in all matters relating to the Private Placement;

(m)	the issue and sale of the Units by the Corporation does not and will not conflict with, and does not and will not result in a breach of, any of the terms of the Corporation’s incorporating documents or any agreement or instrument to which the Corporation is a party or by which it is bound;

(n)	this Agreement has been or will be by the Closing, duly authorized by all necessary corporate action on the part of the Corporation, and the Issuer has or will have by the Closing full corporate power and authority to undertake the Private Placement; and

(o)	Disclosure. Neither this Agreement nor any agreement or document made or delivered by the Corporation in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading as at the date hereof and at the Closing Date. There is no material fact or information directly relating to the business, prospects, condition (financial or otherwise), affairs, operations, or assets of the Corporation that has not been disclosed to the Subscriber by the Corporation.

(p)	The Corporation shall, immediately following the execution of this Agreement by the Subscriber, will take all required measures in order to guarantee that the Shares issued to the Subscriber hereunder shall be free from any limitation on resale and shall be listed for trade.

3.2 The representations and warranties contained in this section will survive the Closing for a period of one year.

4. WITHDRAWL OF SUBSCRIPTION

4.1 The Subscriber waives the right to withdraw this subscription and to terminate its obligations hereunder at any time before the Closing.

5. CLOSING

5.1 The Closing will be contingent upon, and only take place immediately following the occurrence of the Condition Precedent (as defined below) (the “Closing Date”). In the event that the Closing shall not take place by or at the Closing Date, the subscription proceeds will be returned to the Subscriber without interest or deduction.

5.2 Upon execution of this Agreement, the Subscriber will deliver to the Corporation:

(a)	this subscription Agreement, duly executed;

(b)	at the Closing, Subscriber will deliver to the Corporation a certified check, wire transfer or bank draft for the total price of the Subscriber’s Units made payable to the Corporation; and

(c)	the completed Accredited Investor Questionnaire annexed hereto as Appendix A.

5.3 At Closing, the Corporation will deliver (a) a copy of the Corporation’s board of directors resolution certified by an authorized officer of the Corporation, approving the issuance of the securities in accordance with the sale of the Units hereunder; and (b) irrevocable instructions to its transfer agent to issue as soon as is reasonably practicable to the subscribers share certificates for the Subscriber’s Shares.

5.4 “Condition Precedent” means the closing of that certain contemplated merger by form of share swap transaction, by and among the Corporation and an Israeli company by the name of Raphael Pharmaceutical Ltd. (the “Target Company”); according to which, inter-alia, all issued and outstanding share capital of Target Company shall be transferred, conveyed and sold to Corporation in consideration for the issuance of the Corporation’s Shares, in such amount reflecting, following their issuance, approximately 90% of the issued and outstanding share capital of the Corporation; such that at the closing of such transaction, the shareholders of the Target Company immediately prior to said transaction shall hold, by such virtue, 90% of the Corporation’s issued and outstanding share capital, and Corporation shall hold 100% of the issued and outstanding share capital of the Target Company.

6. Resale restrictions

Without derogating from the Corporation’s obligations herein, including inter alia under Article 3 (p) above, the Subscriber understands and acknowledges that the Units will be subject to resale restrictions under United States securities laws, the terms of which may be endorsed on the certificates representing the Units, and the Subscriber agrees to comply with such resale restrictions. The Subscriber also acknowledges that it has been advised to consult with its own independent legal advisor with respect to the applicable resale restrictions and the Subscriber is solely responsible for complying with such restrictions and the Corporation is not responsible for ensuring compliance by the Subscriber with the applicable resale restrictions.

7. USE OF PERSONAL INFORMATION

7.1 The Subscriber hereby acknowledges and consents to: (i) the disclosure by the Subscriber and the Corporation of Personal Information concerning the Subscriber to a securities commission or other regulatory authority (a “Securities Commission”), or to a stock exchange and any of its affiliates, authorized agents, subsidiaries and divisions, (collectively referred to as “an Exchange”); and (ii) the collection, use and disclosure of Personal Information by an Exchange for the following purposes (or as otherwise identified by such Exchange, from time to time):

(a)	to conduct background checks;

(b)	to verify the Personal Information that has been provided about the Subscriber;

(c)	to consider the suitability of the Subscriber as a holder of securities of the Corporation;

(d)	to consider the eligibility of the Corporation to list on the Exchange;

(e)	to provide disclosure to market participants as the security holdings of the Corporation’s shareholders, and their involvement with any other reporting issuers, issuers subject to a cease trade order or bankruptcy, and information respecting penalties, sanctions or personal bankruptcies, and possible conflicts of interest with the Issuer;

(f)	to detect and prevent fraud;

(g)	to conduct enforcement proceedings; and

(h)	to perform other investigations as required by and to ensure compliance with all applicable rules, policies, rulings and regulations of an Exchange, securities legislation and other legal and regulatory requirements governing the conduct and protection of the public markets.

7.2 Herein, “Personal Information” includes any information about the Subscriber required to be disclosed to a Securities Commission or an Exchange, whether pursuant to a Securities Commission or Exchange form or a request made by a Securities Commission or an Exchange.

7.3 The Subscriber acknowledges and consents to: (i) the fact that the Corporation is collecting his Personal Information for the purpose of completing this Agreement; (ii) the Issuer retaining such Personal Information for as long as permitted or required by law or business practices; (iii) the fact that the Corporation may be required by securities laws, the rules and policies of any stock exchange to provide regulatory authorities with any Personal Information provided by the Subscriber in this Agreement.

8. MISCELLANEOUS

8.1 Subject to Section 8.4 hereof, the Subscriber hereby authorizes the Corporation to correct any formal errors in, or complete any minor information missing from this Agreement and any Appendix that has been executed by the Subscriber and delivered to the Corporation, but the Corporation may not correct any errors in substance without the consent of the subscriber. The Subscriber consents to the filing of such documents and any other documents as may be required to be filed with any Securities Commission in connection with the Private Placement.

8.2 This Agreement, which includes any interest granted or right arising under this Agreement, may not be assigned or transferred.

8.3 Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the Parties with respect to the Units and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by the Corporation, or by anyone else.

8.4 The Parties may amend this Agreement only in writing.

8.5 This Agreement enures to the benefit of and is binding upon the Parties and, as the case may be, their respective heirs, executors, administrators and, successors.

8.6 A Party will give all notices or other written communications to the other Party concerning this Agreement by hand or by registered mail addressed to such other Party’s respective address which is noted on the cover page of this Agreement.

8.7 This Agreement may be executed in counterparts, each of which when delivered will be deemed to be an original and all of which together will constitute one and the same document and the Corporation will be entitled to rely on delivery by facsimile machine of an executed copy of this subscription, and acceptance by the Corporation of such facsimile copy will be equally effective to create a valid and binding agreement between the Subscriber and the Issuer as if the Corporation had accepted the subscription originally executed by the Subscriber.

8.8. Without limiting the generality of the parties’ confidentiality obligations and subject to any duty imposed by any applicable law, it is agreed immediately subsequent to the Closing the Corporation will announce the transaction hereof by issuing a press releases and making such other filings as required by applicable law.

8.9 If applicable, this Agreement replaces any previous subscription agreement entered by undersigned and Corporation during 2020.

Appendix I

Accredited Investor Questionnaire

The information contained herein is being furnished to the Company in order for the Company to determine whether the undersigned’s subscription for Units may be accepted pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder (“Regulation D”). The undersigned understands that (i) the Company will rely upon the following information for purposes of complying with Federal and applicable state securities laws, (ii) the Units will not be registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D, and (iii) this questionnaire is not an offer to sell nor the solicitation of an offer to buy any Units, or any other securities, to the undersigned.

The following representations and information are furnished herewith:

1. Qualification as an Accredited Investor. Please check the categories applicable to you indicating the basis upon which you qualify as an Accredited Investor for purposes of the Securities Act and Regulation D thereunder.

☐	Individual with Net Worth In Excess of $1.0 Million. A natural person (not an entity) whose net worth, or joint net worth with his or her spouse, at the time of purchase exceeds $1,000,000. (Explanation: In calculating your net worth, you must exclude the value of your primary residence. This means you must exclude both the equity in your primary residence and any mortgage or other debt secured by your primary residence up to the fair market value of your primary residence; provided, however, that any indebtedness secured by your primary residence that (i) you have incurred in the 60 day period prior to the date of your subscription to the Company or (ii) is in excess of the fair market value of your primary residence should be considered a liability and deducted from your aggregate net worth. In calculating your net worth, you may include your equity in personal property and real estate (excluding your primary residence), cash, short-term investments, stock and securities. Your inclusion of equity in personal property and real estate (excluding your primary residence) should be based on the fair market value of such property less debt secured by such property.)

☐	Individual with a $200,000 Individual Annual Income. A natural person (not an entity) who had an individual income of more than $200,000 in each of the preceding two calendar years, and has a reasonable expectation of reaching the same income level in the current year.

☐	Individual with a $300,000 Joint Annual Income. A natural person (not an entity) who had joint income with his or her spouse in excess of $300,000 in each of the preceding two calendar years, and has a reasonable expectation of reaching the same income level in the current year.

☐	Corporations or Partnerships. A corporation, partnership, or similar entity that has in excess of $5 million of assets and was not formed for the specific purpose of acquiring Units in the Company.

☐	Revocable Trust. A trust that is revocable by its grantors and each of whose grantors is an accredited investor. (If this category is checked, please also check the additional category or categories under which the grantor qualifies as an accredited investor.)

☐	Irrevocable Trust. A trust (other than an ERISA plan) that (i) is not revocable by its grantors, (ii) has in excess of $5 million of assets, (iii) was not formed for the specific purpose of acquiring Units, and (iv) is directed by a person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of an investment in the Company.

☐	Government Benefit Plan. A plan established and maintained by a state, municipality, or any agency of a state or municipality, for the benefit of its employees, with total assets in excess of $5 million.

☐	Non-Profit Entity. An organization described in Section 501(c)(3) of the Internal Revenue Code, as amended, with total assets in excess of $5 million (including endowment, annuity and life income funds), as shown by the organization’s most recent audited financial statements.

☐	Other Institutional Investor (check one).

	☐	A bank, as defined in Section 3(a)(2) of the Securities Act (whether acting for its own account or in a fiduciary capacity);

	☐	A savings and loan association or similar institution, as defined in Section 3(a)(5)(A) of the Securities Act (whether acting for its own account or in a fiduciary capacity);

	☐	A broker-dealer registered under the Securities Exchange Act of 1934, as amended;

	☐	An insurance company, as defined in section 2(a)(13) of the Securities Act;

	☐	An investment company registered under the Investment Company Act of 1940, as amended;

	☐	A “business development company,” as defined in Section 2(a)(48) of the Investment Company Act;

	☐	A small business investment company licensed under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended; or

	☐	A “private business development company” as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

☐	Executive Officer or Director. A natural person who is an executive officer, director or managing member of the Company.

☐

Entity Owned Entirely By Accredited Investors. A corporation, partnership, private investment company or similar entity each of whose equity owners is an accredited investor.

(If this category is checked, please also check the additional category or categories under which each equity owner qualifies as an accredited investor.)

■	I do not qualify for any of the above.

2.	Representations and Warranties By Limited Liability Companies, Corporations, Partnerships, Trusts and Estates

If the Subscriber is a corporation, partnership, limited liability company or trust, the Subscriber and each person signing on behalf of Subscriber certifies that the following responses are accurate and complete:

Was the undersigned organized or reorganized for the purpose of acquiring interests in the Company?

Yes      ☐               No         ■

Is the signatory duly authorized to execute the Subscription Documents?

Yes      ☐               No         ■

To the best of my information and belief, the above information supplied by me is true and correct in all respects.

[Signature page follows]

Date: ___ of _______ 2025,

SIGNATURE FOR INDIVIDUAL:	SIGNATURE FOR PARTNERSHIP, CORPORATION, TRUST OR OTHER ENTITY:

(Signature)	(Print Name)

(Print Name)	(Signature of Authorized Signatory)

(Signature of any joint tenant or co-holder of any security issued by the Company)	(Name of Authorized Signatory)

(Print Name)	(Title)

APPENDIX II

NON U.S. PERSON REPRESENTATIONS

Each Subscriber indicating that it is not a U.S. Person, severally and not jointly, further represents and warrants to the Company as follows:

1.	At the time of (a) the offer by the Company and (b) the acceptance of the offer by such person or entity, of the Units, such person or entity was outside the United States.

2.	Such person or entity is acquiring the Units for such Subscriber’s own account, for investment and not for distribution or resale to others and is not purchasing the Units for the account or benefit of any U.S. Person, or with a view towards distribution to any U.S. Person, in violation of the registration requirements of the 1933 Act.

3.	Such person or entity will make all subsequent offers and sales of the Securities either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act of 1933 (the “Securities Act”); or (z) pursuant to an available exemption from registration under the Securities Act. Specifically, such person or entity will not resell the Units to any U.S. Person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is one year thereafter (the “Distribution Compliance Period”), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

4.	Such person or entity has no present plan or intention to sell the Units in the United States or to a U.S. Person at any predetermined time, has made no predetermined arrangements to sell the Units and is not acting as a distributor of such securities.

5.	Neither such person or entity, its affiliates nor any person acting on behalf of such person or entity, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Units at any time after the Closing Date through the Distribution Compliance Period except in compliance with the Securities Act.

6.	Such person or entity consents to the placement of a legend on any certificate or other document evidencing the Units substantially in the form set forth in Section 4.1.

7.	Such person or entity is not acquiring the Units in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

8.	Such person or entity has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such person’s or entity’s interests in connection with the transactions contemplated by this Agreement.

9.	Such person or entity has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Units.

10.	Such person or entity understands the various risks of an investment in the Units and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Units.

11.	Such person or entity has had access to the Company’s publicly filed reports with the Commission and has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Company that such person or entity has requested and all such public information is sufficient for such person or entity to evaluate the risks of investing in the Units.

12.	Such person or entity has been afforded the opportunity to ask questions of and receive answers concerning the Company and the terms and conditions of the issuance of the Units.

13.	Such person or entity is not relying on any representations and warranties concerning the Company made by the Company or any officer, employee or agent of the Company, other than those contained in this Agreement.

14.	Such person or entity will not sell or otherwise transfer the Units unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.

15.	Such person or entity represents that the address furnished on its signature page to this Agreement is the principal residence if he is an individual or its principal business address if it is a corporation or other entity.

16.	Such person or entity understands and acknowledges that the Units have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Company that has been supplied to such person or entity and that any representation to the contrary is a criminal offense.